                                                            EXHIBIT 21.1


                 LIST OF SUBSIDIARIES OF GOLF TRUST OF AMERICA, INC.


GTA GP, Inc., a Maryland corporation

GTA LP, Inc., a Maryland corporation

Sandpiper GTA Development, Inc.